SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

UTZ BRANDS, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	Fee paid previously with preliminary materials.

☐	Fee computed in exhibit required by 25(b) on table per Exchange Act Rules 14a-6(i)(1) and 0-11.

PROXY STATEMENT

Shareowner Services
P.O. Box 64945
St. Paul, MN 55164-0945
UTZ BRANDS, INC.
ANNUAL MEETING OF STOCKHOLDERS
May 5, 2022 9:00 a.m. ET via live webcast
Directions to the UTZ Brands, Inc. Annual Meeting are available in the proxy statement which can be viewed at www.proxydocs.com/utz.

Important Notice Regarding the Availability of Proxy Materials for the
Stockholder Meeting to be Held on May 5, 2022.

Notice is hereby given that the Annual Meeting of Stockholders of UTZ Brands, Inc. will be held via live webcast on May 5, 2022 at 9:00 a.m. ET.

To register for the virtual meeting along with voting your shares, please follow the instructions below:

•

Visit register.proxypush.com/utz on your smartphone, tablet or computer. You will need the latest versions of Chrome, Safari, Internet Explorer 11, Edge or Firefox. Please ensure your browser is compatible.

•	As a stockholder, you will then be required to enter your control number which is located in the upper right hand corner on this notice.

•

After registering, you will receive a confirmation email and an email approximately 1 hour prior to the start of the meeting to the email address you provided during registration with a unique link to the virtual meeting.

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

The Proxy Statement and Annual Report on Form 10-K are available at

If you want to receive a paper copy or an email with links to the electronic materials, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side of this notice on or before April 21, 2022 to facilitate timely delivery.

Matters intended to be acted upon at the meeting are listed below.

The Board of Directors recommends that you vote “FOR” proposals ‘1 and 2, for the option of every “1 YEAR” on proposal 3, and “FOR” proposal 4.

1.	Election of four Class II Directors to serve on the Company’s Board of Directors until the 2025 annual meeting of stockholders or until their successors are elected and qualified

a. Antonio F. Fernandez     b. Michael W. Rice     c. Craig D. Steeneck     d. Pamela Stewart

2.	Non-binding, advisory resolution to approve Executive Compensation

3.	Non-binding, advisory proposal on the frequency of holding future votes regarding Executive Compensation

4.	Ratification of the selection by our audit committee of Grant Thornton, LLP to serve as our independent registered public accounting firm for the year ending January 1, 2023

THIS IS NOT A FORM FOR VOTING

You may immediately vote your proxy on the Internet at:

• Use the Internet to vote your proxy 24 hours a day, 7 days a week.
• Please have this Notice available. Follow the instructions to vote your proxy. Scan code to the right for mobile voting.
Your Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

    2022 PROXY STATEMENT

To request paper copies of the proxy materials, which include the proxy card,

proxy statement and annual report, please contact us via:

Internet/Mobile – Access the Internet and go to .. Follow the instructions to log in, and order copies.

Telephone – Call us free of charge at 866-870-3684 in the U.S. or Canada, using a touch-tone phone, and follow the instructions to log in and order copies.

Email – Send us an email at with “UTZ Materials Request” in the subject line. The email must include:

• The 11-digit control # located in the box in the upper right hand corner on the front of this notice.
• Your preference to receive printed materials via mail -or- to receive an email with links to the electronic materials.
• If you choose email delivery, you must include the email address.
• If you would like this election to apply to delivery of material for all future meetings, write the word “Permanent” and include the last 4 digits of your Tax ID number in the email.

    2022 PROXY STATEMENT